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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF COVINGTON & BURLING]

                                                                   April 4, 2002


Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

Calpine Canada Energy Finance ULC
Suite 800, Purdy's Wharf, Tower 1
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia B3J 3N2

Calpine Canada Energy Finance II ULC
Suite 800, Purdy's Wharf, Tower 1
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia B3J 3N2

Calpine Capital Trust IV
c/o Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

Calpine Capital Trust V
c/o Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

Ladies and Gentlemen:

             We are acting as counsel to Calpine Corporation, a Delaware corporation (the "Company"), Calpine Canada Energy Finance ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada ("Energy Finance"), Calpine Canada Energy Finance II ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada ("Energy Finance II"), Calpine Capital Trust IV, a Delaware business trust ("Capital Trust IV"), and Calpine Capital Trust V, a Delaware business trust ("Calpine Trust V"), in connection with the shelf registration under the Securities Act of 1933, as amended
(the "Securities Act"), pursuant to the Registration Statement on Form S-3
(File No. 333-76880) initially filed with the Securities and Exchange
Commission (the "Commission") on January 17, 2002 and amended on April 4, 2002 (such Registration Statement, which includes, pursuant to Rule 429(a) under the Securities Act, the various securities identified on the cover page of Amendment No. 1 and in Footnote 8 to the Calculation of Registration Fee table therein, as the same may be amended or supplemented from time to time, is herein referred to as the "Registration Statement") with respect to, among other
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securities, (i) the Company's common stock, par value $.001 per share (the
"Common Securities"), preferred stock, par value $.001 per share (the "Preferred Securities"), unsecured debt securities (the "Debt Securities") and depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts"), each representing a fractional interest in a share of Preferred Securities, (ii) unsecured debt securities of Energy Finance (the "Energy Finance Debt Securities") fully and unconditionally guaranteed by the Company, (iii) unsecured debt securities of Energy Finance II (the "Energy Finance II Debt Securities") fully and unconditionally guaranteed by the Company and (iv) the associated guarantees issued by the Company with respect to the Energy Finance Debt Securities (the "Energy Finance Guarantees") and the Energy Finance II Debt Securities (the "Energy Finance II Guarantees" and, together with the Energy Finance Guarantees, the "Guarantees"). The Debt Securities are to be issued pursuant to an Indenture (the "Indenture"), dated as of August 10, 2000, between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), which is incorporated by reference as an exhibit to the Registration Statement. The Depositary Shares will be issued under a Deposit Agreement (the "Deposit Agreement"), among the Company, a financial institution to be determined, as Depositary (the "Depositary"), and the holders from time to time of the Depositary Receipts, the form of which has been filed as an exhibit to the Registration Statement. The Energy Finance Debt Securities are to be issued pursuant to an Amended and Restated Indenture (as so amended and restated, the "Energy Finance Indenture"), dated as of October 16, 2001, between Energy Finance and the Trustee, which is incorporated by reference as an exhibit to the Registration Statement. The Energy Finance II Debt Securities are to be issued pursuant to an Indenture, dated as of October 18, 2001, between Energy Finance II and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 18, 2001, thereto (as so supplemented, the "Energy
Finance II Indenture" and, together with the Energy Finance I Indenture, the "Subsidiary Indentures"), which is incorporated by reference as an exhibit to the Registration Statement. The Energy Finance Guarantees are to be issued by the Company pursuant to a Guarantee Agreement, dated as of April 25, 2001, as amended by the First Amendment to Guarantee Agreement, dated as of October 16, 2001 (as so amended, the "Energy Finance Guarantee Agreement") between the Company and the Trustee, which is incorporated by reference as an exhibit to the Registration Statement. The Energy Finance II Guarantees are to be issued by the Company pursuant to a Guarantee Agreement, dated as of October 18, 2001, as amended by the First Amendment to Guarantee Agreement, dated as of October 18, 2001 (as so amended, the "Energy Finance II Guarantee Agreement" and, together with the Energy Finance Guarantee Agreement, the "Guarantee Agreements") between the Company and the Trustees, which is incorporated by reference as an exhibit to the Registration Statement.

             We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that each of the parties (other than the Company) has duly authorized, executed and delivered the documents to which it is a party. We have further assumed that each of Energy Finance and Energy Finance II is an unlimited liability company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia and has all requisite power, authority and legal right to execute, deliver and perform the applicable Subsidiary Indenture and Energy Finance Debt Securities or Energy Finance II Debt Securities, as applicable, and that, insofar as the law of the Province of Nova Scotia is concerned, each of the Subsidiary Indentures, the Energy Finance Debt Securities and the Energy Finance II Debt Securities constitutes the valid and binding obligation of Energy Finance or Energy Finance II, as applicable, enforceable in accordance with its terms.
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             We have relied as to certain matters on information obtained from public officials, officers of the Company, Energy Finance and Energy Finance II and other sources believed by us to be responsible.

         Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(2) When, as and if: (i) the Registration Statement shall have become effective pursuant to the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Securities and fix or otherwise determine the consideration to be received for such Common Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iv) such Common Securities with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (v) certificates evidencing shares of the Common Securities have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Securities will be validly issued, fully paid and nonassessable.

(3) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Securities, to fix the terms thereof and to authorize the execution and filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Delaware,
      (iii) such Certificate of Designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) such Preferred Securities with terms so fixed shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (vi) certificates evidencing shares of Preferred Securities have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Securities will be validly issued, fully paid and nonassessable.

(4) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize and approve the execution and delivery of the Deposit Agreement substantially in the form filed as an exhibit to the Registration Statement and to authorize the issuance of Depositary Shares and to fix the terms thereof, (iii) such Deposit Agreement shall have been executed and delivered by a duly authorized officer of the Company and duly executed and delivered by the Depositary, (iv) the Depositary Receipts shall have been duly executed by the Depositary and the registrar therefor in accordance with the Deposit Agreement, (iv) validly issued shares of Preferred Securities
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      have been deposited with the Depositary in accordance with the Deposit
      Agreement, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, and (vi) such Depositary Shares shall have been duly sold, issued and delivered by the Company against payment therefor in accordance with such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, then, upon the happening of such events, such Depositary Shares will represent legal and valid interests in such Preferred Securities and the Depositary Receipts will constitute valid evidence of such interest in such Preferred Securities.

(5) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities,
      (iii) such series of Debt Securities shall have been sold and issued in substantially the form and containing the terms described in the Indenture and such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act,
      (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Debt Securities are obtained and (v) certificates evidencing such series of Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, such series of Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(6) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by Energy Finance to authorize the form, terms, execution and delivery of any series of Energy Finance Debt Securities, (iii) such series of Energy Finance Debt Securities shall have been sold and issued in substantially the form and containing the terms described in the Energy Finance Indenture and such corporate action and as contemplated by the Registration
      Statement and assuming compliance with the Securities Act, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Energy Finance Debt Securities are obtained and (v) certificates evidencing such series of Energy Finance Debt Securities have been duly authenticated by the Trustee, then, upon the happening of such events, such series of Energy Finance Debt Securities, when issued, will be valid and binding obligations of Energy Finance, enforceable against Energy Finance in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(7) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by Energy Finance II to authorize the form, terms, execution and delivery of any series of Energy Finance II Debt Securities, (iii) such series of Energy Finance II Debt Securities shall have been sold and issued in substantially the form and containing the terms described in the Energy Finance II Indenture and such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities
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      Act, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to such series of Energy Finance II Debt Securities are obtained and (v) certificates evidencing such series of Energy Finance II Debt Securities have been duly authenticated by the Trustee, then, upon the happening of such events, such series of Energy Finance II Debt Securities, when issued, will be valid and binding obligations of Energy Finance II, enforceable against Energy Finance II in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(8) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Guarantees, (iii) the Guarantees shall have been issued in substantially the form and containing the terms described in the Guarantee Agreements and such corporate action and as contemplated by the Registration Statement and assuming compliance with the Securities Act, and (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect to the Guarantees are obtained, then, upon the happening of such events, the Guarantees, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection of liquidated damages or penalties.

        We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  /s/ Covington & Burling